Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FTI Consulting, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-30173, 333-30357, 333-32160, 333-64050, 333-92384, 333-105741, 333-115786, 333-115787, 333-125104, 333-134793, 333-134790 and 333-167283 on Forms S-8, registration statement No. 333-129715 on Form S-3 and Registration Statement No. 333-173096 on Form S-4 of FTI Consulting, Inc. of our report dated February 28, 2013, except for Notes 4 and 19, which are dated as of May 21, 2013, with respect to the consolidated balance sheets of FTI Consulting, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2012 and related financial statement schedule, which report appears on this Form 8-K dated May 21, 2013, and to our report dated February 28, 2013 on the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 Annual Report on Form 10-K of FTI Consulting, Inc.

/s/ KPMG LLP

Baltimore, Maryland

May 21, 2013